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                                                                EXHIBIT 23.1

              CONSENT OF ERNST AND YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Intevac, Inc. and to the incorporation by reference therein of our report dated January 20, 1997, with respect to the consolidated financial statements and schedule of Intevac, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                                 ERNST & YOUNG LLP

San Jose, California
March 25, 1997